Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 27, 2025, relating to the consolidated financial statements and financial statement schedules of Starwood Property Trust, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31, 2024:

1.Registration Statement No. 333-218828 on Form S-8 pertaining to the Starwood Property Trust, Inc. 2017 Equity Plan; and

2.Registration Statement No. 333-270462 on Form S-8 pertaining to the Starwood Property Trust, Inc. 2022 Equity Plan; and

3.Registration Statement No. 333-270461 on Form S-8 pertaining to the Starwood Property Trust, Inc. Employee Stock Purchase Plan; and

4.Registration Statement No. 333-264946 on Form S-3ASR of Starwood Property Trust, Inc. pertaining to an automatic shelf registration statement of securities of well-known seasoned issuers.

/S/ DELOITTE & TOUCHE LLP

Miami, Florida February 27, 2025